Calculation of Filing Fee Tables
S-8
OCEANFIRST FINANCIAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share, to be issued under the Flushing Bank 401(k) Savings Plan	Other	100,000	$ 18.72	$ 1,872,000.00	0.0001381	$ 258.52
Total Offering Amounts:						$ 1,872,000.00		$ 258.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 258.52
Offering Note
[1]	(1) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement on Form S-8 also covers any additional shares of Common Stock of OceanFirst Financial Corp. in respect of the securities identified in the above table that may become issuable under the Flushing Bank 401(k) Savings Plan as a result of any stock dividend, stock split, recapitalization or other similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Flushing Bank 401(k) Savings Plan. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per unit, maximum aggregate offering price and registration fee are based on a price of $18.72 per share of Common Stock, which price is an average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market LLC on May 29, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources